Exhibit 99.1

Finjan and Cisco Patent Infringement Trial to Start June 22, 2020
Post-Ease of COVID19 Shelter-in-Place Restrictions

EAST PALO ALTO, Calif., May 4, 2020 - Finjan Holdings, Inc. (NASDAQ: FNJN) and its subsidiary Finjan, Inc. (Finjan) announce that its trial against Cisco Systems, Inc. (Cisco) previously scheduled for June 1, 2020 is now set to begin on June 22, 2020. The case is pending in the U.S. District Court for the Northern District of California, Case No. 5:17-cv-00072-BLF, before the Honorable Beth Labson Freeman.

On April 30, 2020 Judge Freeman held a pretrial video conference, discussing with the parties, among other things, the Court’s anticipated reopening on June 1, 2020, which was the original trial date for this matter. The short delay to June 22 will allow the Court to make certain adjustments to its courtroom setting and procedures, including jury selection, to accommodate social distancing in light of California’s COVID-19 restrictions. According to the Court’s April 30 Minute Entry, jury selection will begin on June 19 and the trial will end by July 10, 2020.

“It appears that ours may well be one of the first patent cases to be tried in the Northern District of California after the State lifts the shelter-in-place restrictions,” said Julie Mar-Spinola, Finjan’s Chief IP Officer and VP of Legal Operations. “Trying our case under new and different conditions will be an adventure Finjan is eager to experience, especially before Judge Freeman, who is well-versed in our patented cybersecurity technologies. And, we are excited to finally have Finjan’s patent infringement claims fairly decided on the merits against Cisco; it has been a long time coming.”

Currently, Finjan expects to proceed to trial asserting five U.S. Patents against Cisco, namely U.S. Patent Nos. 6,154,844; 6,804,780; 7,647,633; 8,141,154; and 8,677,494. Finjan has pending patent infringement lawsuits against Palo Alto Networks, ESET, SonicWall, Check Point, Rapid7, Fortinet, Qualys, and Trustwave/SingTel, relating to, collectively, more than 15 patents in the Finjan portfolio. The court dockets for the cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan
Established nearly 25 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the uncertain monetization of acquired patents, the outcome of strategic transactions, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions especially in the midst of the COVID-19 pandemic, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:

Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com